Tidal Trust II 485BPOS

Exhibit (h)(xv)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, is made this 24th of January, 2023, by and among each trust identified on Schedule A, (each, an “Acquiring Trust”), on behalf of itself and its respective series identified on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and each trust identified on Schedule B (each, an “Underlying Trust”), on behalf of itself and its respective series identified on Schedule B, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), and shall be effective January 24, 2023.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.	Terms of Investment

(a) Because Acquired Funds operate as exchange-traded funds, the Funds note that each Acquired Fund is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption order for shares of the Acquired Fund can only be submitted by brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Authorized Participant Agreement”) with Acquired Funds’ distributor to transact in shares of the Acquired Funds. The Acquired Funds also have policies and procedures (the “Basket Policies”) that have been adopted pursuant to Rule 6c-11 under the 1940 Act, which govern creation and redemptions of the Acquired Funds’ shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Authorized Participant Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that:

(i) the Acquiring Funds will transact in shares in the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund; and

(ii) Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investment in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired Fund should assist the Acquired Fund’s investment adviser with making the required findings under the Rule.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund and its investment adviser with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. For the avoidance of doubt, the Acquiring Fund acknowledges and agrees that any information provided by the Acquired Fund under this section is limited to publicly available fee and expense information.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.	[RESERVED]

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Tidal Trust II

Attn: Eric Falkeis

234 W Florida St, Suite 203

Milwaukee, WI 53204

e-mail: ericf@tidaletfservices.com

With a copy to:

Toroso Investments, LLC:

Attn: Michael Pellegrino, General Counsel

898 N. Broadway, Suite 2

Massapequa, NY 11758

e-mail: mpellegrino@tidalfg.com

Jason Pogorelec

c/o Fidelity Investments

245 Summer Street

V13E

Boston, MA 02210

Email: Jason.Pogorelec@fmr.com

Kenneth Robins

c/o Fidelity Investments

245 Summer Street

V10B

Boston, MA 02210

Email: Kenneth.Robins@fmr.com

With a copy to:

Shelley Harding

Attn: Legal Dept.

6501 S Fiddlers Green Circle,

Suite 600

Greenwood Village, CO 80111

Email: shelley.harding@fmr.com

6.	Term and Termination; Assignment; Amendment

(a)	This Agreement shall be effective for the duration of the Acquired Funds’ and/or the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b)	This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(d) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

(e) This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that Schedule B to this Agreement may be amended by the Acquired Fund to add additional Acquired Funds by providing notice to the Acquiring Fund in accordance with Section 5.

(f) This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

(g) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that are involved in the matter in controversy and not to any other series of the Acquiring Trusts.

(h) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Funds that are involved in the matter in controversy and not to any other series of the Acquired Trusts.

7.	Miscellaneous

(a) Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(b) Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(c) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

(d) Notice. The Acquiring Funds are hereby expressly put on notice of the limitation of shareholder liability as set forth in each Underlying Trust’s Declaration of Trust (the “Trust Document”) of which each Acquired Fund is a series or other organizational documents and agrees that the obligations assumed by the Underlying Trusts pursuant to this Agreement shall be limited in all cases to the relevant Acquired Funds and their assets, and the Acquiring Funds shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the relevant Acquired Funds or any other series of the Underlying Trusts. In addition, the Acquiring Funds shall not seek satisfaction of any such obligations from the Underlying Trusts’ Trustees or any individual Trustee. The Acquiring Funds understand that the rights and obligations of any Acquiring Fund under the Trust Document or other organizational document are separate and distinct from those of any and all other series of the Underlying Trusts.

Likewise, the Acquired Funds are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Acquiring Trust’s Declaration of Trust (the “Acquiring Trust Document”) of which each Acquiring Fund is a series or other organizational documents and agrees that the obligations assumed by the Acquiring Trusts pursuant to this Agreement shall be limited in all cases to the relevant Acquiring Funds and their assets, and the Acquired Funds shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the relevant Acquiring Funds or any other series of the Acquiring Trusts. In addition, the Acquired Funds shall not seek satisfaction of any such obligations from the Acquiring Trusts’ Trustees or any individual Trustee. The Acquired Funds understand that the rights and obligations of any Acquired Fund under the Acquiring Trust Document or other organizational document are separate and distinct from those of any and all other series of the Acquiring Trusts.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tidal Trust II, on behalf of itself and each of the Acquiring Funds listed on Schedule A, Severally and Not Jointly

/s/ Ally Mueller
Name: Ally Mueller
Title: Treasurer

Fidelity Merrimack Street Trust, Fidelity Covington Trust Fidelity Commonwealth Trust, on behalf of itself and each of the Acquired Funds listed on Schedule B, Severally and Not Jointly

/s/ Stacie Smith
Name: Stacie Smith
Title: Authorized Signer

SCHEDULE A

Acquiring Trusts and Acquiring Funds

Acquiring Trust

Tidal Trust II

Acquiring Funds

Carbon Collective Climate Solutions U.S. Equity ETF

Days Absolute Return ETF

Gateway Senior Secured Credit Opportunities ETF

Meet Kevin All In ETF

Meet Kevin Moderate ETF

Meet Kevin Select ETF

Nicholas Fixed Income Alternative ETF

Pinnacle Focused Opportunities ETF

Return Stacked Bonds & Managed Futures ETF

Return Stacked Global Stocks & Bonds ETF

Tactical Advantage ETF

SCHEDULE B

Acquired Trusts and Acquired Funds

Portfolio #	Trust	Portfolio Legal Name	Effective Date
1283	Fidelity Commonwealth Trust	Fidelity Nasdaq Composite Index ETF	January 19, 2022
6157	Fidelity Covington Trust	Fidelity Blue Chip Growth ETF	January 19, 2022
6190	Fidelity Covington Trust	Fidelity Blue Chip Value ETF	January 19, 2022
6442	Fidelity Covington Trust	Fidelity Clean Energy ETF	January 19, 2022
6443	Fidelity Covington Trust	Fidelity Cloud Computing ETF	January 19, 2022
6565	Fidelity Covington Trust	Fidelity Crypto Industry and Digital Payments ETF	April 19, 2022
6444	Fidelity Covington Trust	Fidelity Digital Health ETF	January 19, 2022
2854	Fidelity Covington Trust	Fidelity Dividend ETF for Rising Rates	January 19, 2022
6445	Fidelity Covington Trust	Fidelity Electric Vehicles and Future Transportation ETF	January 19, 2022
3354	Fidelity Covington Trust	Fidelity Emerging Markets Multifactor ETF	January 19, 2022
6339	Fidelity Covington Trust	Fidelity Growth Opportunities ETF	January 19, 2022
2853	Fidelity Covington Trust	Fidelity High Dividend ETF	January 19, 2022
3088	Fidelity Covington Trust	Fidelity High Yield Factor ETF	January 19, 2022
3063	Fidelity Covington Trust	Fidelity International High Dividend ETF	January 19, 2022
3355	Fidelity Covington Trust	Fidelity International Multifactor ETF	January 19, 2022
3064	Fidelity Covington Trust	Fidelity International Value Factor ETF	January 19, 2022
2855	Fidelity Covington Trust	Fidelity Low Volatility Factor ETF	January 19, 2022
6340	Fidelity Covington Trust	Fidelity Magellan ETF	January 19, 2022
6566	Fidelity Covington Trust	Fidelity Metaverse ETF	April 19, 2022
2856	Fidelity Covington Trust	Fidelity Momentum Factor ETF	January 19, 2022
2574	Fidelity Covington Trust	Fidelity MSCI Communication Services Index ETF	January 19, 2022
2566	Fidelity Covington Trust	Fidelity MSCI Consumer Discretionary Index ETF	January 19, 2022
2567	Fidelity Covington Trust	Fidelity MSCI Consumer Staples Index ETF	January 19, 2022
2568	Fidelity Covington Trust	Fidelity MSCI Energy Index ETF	January 19, 2022
2569	Fidelity Covington Trust	Fidelity MSCI Financials Index ETF	January 19, 2022
2570	Fidelity Covington Trust	Fidelity MSCI Health Care Index ETF	January 19, 2022
2571	Fidelity Covington Trust	Fidelity MSCI Industrials Index ETF	January 19, 2022
2572	Fidelity Covington Trust	Fidelity MSCI Information Technology Index ETF	January 19, 2022
2573	Fidelity Covington Trust	Fidelity MSCI Materials Index ETF	January 19, 2022
2735	Fidelity Covington Trust	Fidelity MSCI Real Estate Index ETF	January 19, 2022
2575	Fidelity Covington Trust	Fidelity MSCI Utilities Index ETF	January 19, 2022
6079	Fidelity Covington Trust	Fidelity New Millennium ETF	January 19, 2022
6414	Fidelity Covington Trust	Fidelity Preferred Securities & Income ETF	January 19, 2022

Portfolio #	Trust	Portfolio Legal Name	Effective Date
2857	Fidelity Covington Trust	Fidelity Quality Factor ETF	January 19, 2022
6341	Fidelity Covington Trust	Fidelity Real Estate Investment ETF	January 19, 2022
6342	Fidelity Covington Trust	Fidelity Small-Mid Cap Opportunities ETF	January 19, 2022
3356	Fidelity Covington Trust	Fidelity Small-Mid Multifactor ETF	January 19, 2022
5027	Fidelity Covington Trust	Fidelity Stocks for Inflation ETF	January 19, 2022
6508	Fidelity Covington Trust	Fidelity Sustainable High Yield ETF	February 15, 2022
6415	Fidelity Covington Trust	Fidelity Sustainable U.S. Equity ETF (f/k/a Fidelity Sustainability U.S. Equity ETF)	January 19, 2022
6044	Fidelity Covington Trust	Fidelity U.S. Multifactor ETF	January 19, 2022
2858	Fidelity Covington Trust	Fidelity Value Factor ETF	January 19, 2022
6416	Fidelity Covington Trust	Fidelity Women’s Leadership ETF	January 19, 2022
2720	Fidelity Merrimack Street Trust	Fidelity Corporate Bond ETF	January 19, 2022
6353	Fidelity Merrimack Street Trust	Fidelity Investment Grade Bond ETF	January 19, 2022
6354	Fidelity Merrimack Street Trust	Fidelity Investment Grade Securitized ETF	January 19, 2022
2721	Fidelity Merrimack Street Trust	Fidelity Limited Term Bond ETF	January 19, 2022
3089	Fidelity Merrimack Street Trust	Fidelity Low Duration Bond Factor ETF	January 19, 2022
6563	Fidelity Merrimack Street Trust	Fidelity Sustainable Core Plus Bond ETF	April 19, 2022
6564	Fidelity Merrimack Street Trust	Fidelity Sustainable Low Duration Bond ETF	April 19, 2022
7324	Fidelity Merrimack Street Trust	Fidelity Tactical Bond ETF	January 24, 2023
2722	Fidelity Merrimack Street Trust	Fidelity Total Bond ETF	January 19, 2022